Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS



        We consent to the incorporation by reference in this Registration Statement of Prana Biotechnology Limited on Form F-3 of our report dated September 30, 2003 (except for Note 26 as to which the date is December 19,
2003), appearing in the Annual Report on Form 20-F of Prana Biotechnology Limited for the year ended June 30, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte Touche Tohmatsu

DELOITTE TOUCHE TOHMATSU

Melbourne, Victoria, Australia

June 2, 2004